UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2015

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code             (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015 LSI Industries Inc. ("LSI") announced that James P. Sferra, LSI's Executive Vice President – Manufacturing, will no longer serve as an executive officer of LSI and transitions from full-time employment with LSI into other responsibilities pursuant to his Amended Agreement with LSI, as previously reported.  Mr. Sferra's transition results from the appointment of a new Executive Vice President and Chief Technology Officer as reported in the press release filed as an exhibit herewith. Mr. Sferra is a founder of LSI and has served as its Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since that time and as a member of the Board of Directors of the Corporation since 1976.

Item 9.01. – Financial Statements and Exhibits.
(d) The following have been filed as exhibits to this Form 8-K:
Exhibit Number	Description
99.1	LSI Industries Inc. Press Release Dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

By: /s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
March 2, 2015	(Principal Financial and Accounting Officer)